Exhibit 5.3

May 12, 2005.

City Telecom (H.K.) Limited

and

City Telecom Inc.

City Telecom (Toronto) Inc.

963673 Ontario Ltd.

City Telecom (B.C.) Inc.

City Telecom (Vancouver) Inc.

Dear Sirs

U.S. $125,000,000 8.75% Senior Notes due 2015

issued pursuant to a Registration Statement

of CITY TELECOM (H.K.) LIMITED

We have acted as special Ontario counsel to City Telecom Inc., City Telecom (Toronto) Inc. and 963673 Ontario Ltd. (together, the “Ontario Subsidiaries”), and as special British Columbia counsel to City Telecom (B.C.) Inc. and City Telecom (Vancouver) Inc. (together, the “B.C. Subsidiaries”, and collectively with the Ontario Subsidiaries, the “Canadian Subsidiaries”), in each case in connection with the offer by City Telecom (H.K.) Limited (the “Issuer”) to exchange up to U.S. $125,000,000 in aggregate principal amount of 8.75% Senior Notes due 2015 (the “Exchange Notes”) for all of its outstanding 8.75% Senior Notes due 2015 (the “Private Notes”), and the guarantee of the Exchange Notes by each of the Canadian Subsidiaries (the “Exchange Notes Guarantees”).

You have informed us that (i) the Private Notes have been, and that the Exchange Notes will be, issued pursuant to an Indenture dated as of January 20, 2005 among the Issuer, each of its subsidiaries (including the Canadian Subsidiaries, but excluding CTI Guangzhou Customer Services Co. Limited), as guarantors and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture”), (ii) the Private Notes were purchased pursuant to a Purchase Agreement entered into by a letter dated January 13, 2005 (the “Purchase Agreement”) from the Issuer to Citigroup Global Markets Limited (the “Purchasers’ Representative”), as representative of the Initial Purchasers (as therein defined), and (iii) the Private Notes will be exchanged for the Exchange Notes pursuant to a Registration Rights Agreement entered into by letter dated January 20, 2005 (the “Registration Rights Agreement”) from the Issuer to the Purchasers’ Representative and a Registration Statement on Forms F-4 and S-4 (File No. 333-123432) under the United States Securities Act of 1933 filed with the United States Securities and Exchange Commission on March 18, 2005 (the “Registration Statement”).

The opinions expressed in this letter with respect to the Ontario Subsidiaries are limited to the laws, statutes and regulations of the Province of Ontario and the federal laws, statutes and regulations of Canada applicable in the Province of Ontario, in force on the date of this opinion letter (collectively, “Ontario Law”); the opinions expressed in this letter with respect to the B.C. Subsidiaries are limited to the laws, statutes and regulations of the Province of British Columbia and the federal laws, statutes and regulations of Canada applicable in the Province of British Columbia, in force on the date of this opinion letter (collectively, “B.C. Law”).

1.	For the purposes of this letter, we have examined the following:

1.1	the Indenture;

1.2	the Purchase Agreement;

1.3	the Registration Rights Agreement;

1.4	the Registration Statement;

1.5	a copy of the Articles and By-laws of each of the Ontario Subsidiaries, and a copy of the Memorandum and Articles of each of the B.C. Subsidiaries;

1.6	a Certificate of Status or Certificate of Good Standing, as the case may be, (each a “Certificate of Status”) for each of the Canadian Subsidiaries dated May 10, 2005 (copies enclosed);

1.7	a copy of the minutes of a meeting of the directors of each of the Canadian Subsidiaries held on January 11, 2005; and

1.8	a certificate of an officer (“Officer’s Certificate”) of each of the Canadian Subsidiaries dated May 10, 2005.

In this letter, the Indenture, the Purchase Agreement and the Registration Rights Agreement are together referred to as the “Transaction Documents”.

We have not examined any other documents or conducted any other investigations for the purposes of giving the opinions in this letter, save as expressly mentioned herein.

We express no opinion as to any agreement, instrument or other document other than as specified in this letter, or as to any of those matters we have assumed for the purposes of rendering the opinions expressed herein.

In addition to any assumptions and qualifications contained in this letter, the opinions given in this letter are based on the assumptions set forth in Schedule 1 hereto.

2.	We have obtained a Corporation Profile Report for each of the Ontario Subsidiaries and a BC Company Summary for each of the B.C. Subsidiaries, and have relied thereon and on the Certificates of Status for each of the

Canadian Subsidiaries for the purposes of our opinions expressed in paragraph 3.1 below.

3.	Based on the assumptions and subject to the qualifications referred to above, we are of the opinion that:

3.1	each of the Ontario Subsidiaries is duly incorporated under Ontario Law, and is in good standing under the Corporations Information Act (Ontario) with respect to the filing of annual returns; each of the B.C. Subsidiaries is duly incorporated under B.C. Law, and is in good standing under the Business Corporations Act (British Columbia) with respect to the filing of annual returns;

3.2	the execution and delivery of the Exchange Notes Guarantees of the Exchange Notes by each of the Canadian Subsidiaries have been duly authorised by all necessary corporate action on its behalf and, when the Registration Statement has become effective under the United States Securities Act of 1933 and the Exchange Notes Guarantees are executed and delivered in accordance with the terms of the Exchange Offer and the Indenture in exchange for the guarantees of the Private Notes, the Exchange Notes Guarantees will have been validly executed and delivered by each of the Canadian Subsidiaries;

3.3	each of the Canadian Subsidiaries has full corporate power and capacity to enter into and execute the Registration Statement, and to perform its obligations under the section thereof titled “Registration Rights for Outstanding Notes”, subject to the qualifications that (i) under the Courts of Justice Act (Ontario) and the Court Order Interest Act (British Columbia), interest after judgement may be limited to a rate which is less than a rate specified in the Registration Statement, (ii) Section 347 of the Criminal Code (Canada) prohibits the entering into of an agreement to pay, and prohibits the payment of “interest” at a “criminal rate” (as such terms are defined therein), and (iii) Section 4 of the Interest Act (Canada) may restrict the amount of interest payable (directly or indirectly) by each of the Canadian Subsidiaries to the rate or percentage of five per cent (5%) per annum.

We hereby consent to the use of this opinion as Exhibit 5.3 to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the United States Securities Act of 1933 or the rules or regulations thereunder, or that this consent is required by Section 7 of that Act.

Yours truly,

FASKEN MARTINEAU DuMOULIN LLP

SCHEDULE 1

Assumptions

As a basis for our opinions, we have made the following assumptions:

(a)	all signatures on documents submitted to us are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies conform to authentic and complete original documents;

(b)	all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are and remain at all material times complete, true and accurate;

(c)	the Certificates of Status are conclusive evidence that each of the Ontario Subsidiaries is incorporated under the Business Corporations Act (Ontario) and has not been dissolved under that Act, and that each of the B.C. Subsidiaries is incorporated under the Business Corporations Act (British Columbia) and has not been dissolved under that Act, and that each of such certificates bearing a current date could be obtained if requested;

(d)	all facts set forth and statements made in the Officer’s Certificate in respect of each of the Canadian Subsidiaries are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter;

(e)	all relevant individuals had full legal capacity at all relevant times;

(f)	none of the documents, originals or copies of which we have examined has been amended, and there are no agreements or understandings between the parties, written or oral, and there is no usage of trade or course of prior dealing between the parties that would in either case, define, supplement or qualify the terms of the Transaction Documents;

(g)	there has not been any actual mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the execution and delivery of the Transaction Documents;

(h)	the conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing and conscionability;

(i)	none of the present or future parties to any of the Transaction Documents or the Exchange Notes (other than the Canadian Subsidiaries) negotiated all or any part of, or signed, any of the Transaction Documents or the Notes or the Exchange Notes in Canada,

or made any decision while in Canada to participate in any of the transactions contemplated by the Transaction Documents or the Notes or the Exchange Notes or any of them;

(j)	the Trustee does not carry on business in any part of Canada, and for the purposes of the opinions given in respect of the Ontario Subsidiaries, “carry on business” shall have the meaning attributable thereto under the Extra-Provincial Corporations Act (Ontario);

(k)	each party to any of the Transaction Documents or the Notes or the Exchange Notes (other than the Canadian Subsidiaries) is a body corporate duly organized and incorporated and validly existing under the laws of its jurisdiction of incorporation, has all requisite capacity, power and authority to execute, deliver and perform its obligations and duties under the Transaction Documents or, as applicable, the Notes or the Exchange Notes to which it is a party, has taken all necessary corporate, statutory, regulatory and other action to authorise its execution and delivery of, and the performance of its obligations and duties under, each of the Transaction Documents or, as applicable, the Notes or the Exchange Notes to which it is a party, and has duly executed and delivered each of such Transaction Documents or, as applicable, the Notes or the Exchange Notes; and

(l)	each of the Transaction Documents and the Notes constitutes a legal, valid and binding obligation of each of the parties thereto under New York Law, enforceable against each of them in accordance with its terms under New York Law, and the Indenture would be enforced under New York Law as written.

Request ID:	007082836	Province of Ontario	Date Report Produced:	2005/05/10
Demande no:		Province de l’Ontario	Document produit le:
Transaction ID:	26490638	Ministry of Consumer and Business Services	Time Report Produced:	11:51:01
Transaction no:		Ministère des Services aux consommateurs et aux enterprises	Imprimé à:
Category ID:	CT	Companies and Personal Property Security Branch
Catégorie:		Direction des compagnies et des sûretés mobilières

CERTIFICATE OF STATUS

ATTESTATION DU STATUT JURIDIQUE

This is to certify that according to the records of the Companies and Personal Property Security Branch	D’après les dossiers de la Direction des compagnies et des sûretés mobilières, nous attestons que la société

CITY TELECOM INC.

Ontario Corporation Number	Numéro matricule de la société (Ontario)

000956750

is a corporation incorporated, amalgamated or continued under the laws of the Province of Ontario.	est une société constituée, prorogée ou née d’une fusion aux termes des lois de la Province de l’Ontario.

The corporation came into existence on	La société a été fondée le

SEPTEMBER 19 SEPTEMBRE, 1991

and has not been dissolved.	et n’est pas dissoute.

Dated	Fait le

MAY 10 MAI, 2005

Director Directrice

The issuance of this certificate in electronic form is authorized by the Director of Companies and Personal Property Security Branch

La délivrance du présent certificat sous forme électronique est autorisée par la Directrice de la Direction des compagnies et des sûretés mobilières.

Request ID:	007082841	Province of Ontario	Date Report Produced:	2005/05/10
Demande no:		Province de l’Ontario	Document produit le:
Transaction ID:	26490658	Ministry of Consumer and Business Services	Time Report Produced:	11:51:25
Transaction no:		Ministère des Services aux consommateurs et aux enterprises	Imprimé à:
Category ID:	CT	Companies and Personal Property Security Branch
Catégorie:		Direction des compagnies et des sûretés mobilières

CERTIFICATE OF STATUS

ATTESTATION DU STATUT JURIDIQUE

This is to certify that according to the records of the Companies and Personal Property Security Branch	D’après les dossiers de la Direction des compagnies et des sûretés mobilières, nous attestons que la société

CITY TELECOM (TORONTO) INC.

Ontario Corporation Number	Numéro matricule de la société (Ontario)

001340093

is a corporation incorporated, amalgamated or continued under the laws of the Province of Ontario.	est une société constituée, prorogée ou née d’une fusion aux termes des lois de la Province de l’Ontario.

The corporation came into existence on	La société a été fondée le

FEBRUARY 16 FÉVRIER, 1999

and has not been dissolved.	et n’est pas dissoute.

Dated	Fait le

MAY 10 MAI, 2005

Director Directrice

The issuance of this certificate in electronic form is authorized by the Director of Companies and Personal Property Security Branch

La délivrance du présent certificat sous forme électronique est autorisée par la Directrice de la Direction des compagnies et des sûretés mobilières.

Request ID:	007082846	Province of Ontario	Date Report Produced:	2005/05/10
Demande no:		Province de l’Ontario	Document produit le:
Transaction ID:	26490678	Ministry of Consumer and Business Services	Time Report Produced:	11:51:53
Transaction no:		Ministère des Services aux consommateurs et aux enterprises	Imprimé à:
Category ID:	CT	Companies and Personal Property Security Branch
Catégorie:		Direction des compagnies et des sûretés mobilières

CERTIFICATE OF STATUS

ATTESTATION DU STATUT JURIDIQUE

This is to certify that according to the records of the Companies and Personal Property Security Branch	D’après les dossiers de la Direction des compagnies et des sûretés mobilières, nous attestons que la société

963673 ONTARIO LTD.

Ontario Corporation Number	Numéro matricule de la société (Ontario)

000963673

is a corporation incorporated, amalgamated or continued under the laws of the Province of Ontario.	est une société constituée, prorogée ou née d’une fusion aux termes des lois de la Province de l’Ontario.

The corporation came into existence on	La société a été fondée le

NOVEMBER 12 NOVEMBRE, 1991

and has not been dissolved.	et n’est pas dissoute.

Dated	Fait le

MAY 10 MAI, 2005

Director
Directrice

The issuance of this certificate in electronic form is authorized by the Director of Companies and Personal Property Security Branch

La délivrance du présent certificat sous forme électronique est autorisée par la Directrice de la Direction des compagnies et des sûretés mobilières.

NUMBER: BC0421145

CERTIFICATE

OF

GOOD STANDING

BUSINESS CORPORATIONS ACT

I Hereby Certify that, according to the corporate register maintained by me, CITY TELECOM (B.C.) INC. was incorporated as a company under the laws of the Province of British Columbia, is a valid and existing company, and is, with respect to the filing of annual reports, in good standing.

Issued under my hand at Victoria, British Columbia, on May 10, 2005
LIZ MUELLER Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA

NUMBER: BC0579306

CERTIFICATE

OF

GOOD STANDING

BUSINESS CORPORATIONS ACT

I Hereby Certify that, according to the corporate register maintained by me, CITY TELECOM (VANCOUVER) INC. was incorporated as a company under the laws of the Province of British Columbia, is a valid and existing company, and is, with respect to the filing of annual reports, in good standing.

Issued under my hand at Victoria, British Columbia, on May 10, 2005
LIZ MUELLER Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA